                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       Philadelphia Suburban Corporation
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                      PHILADELPHIA SUBURBAN CORPORATION
                           762 W. LANCASTER AVENUE
                        BRYN MAWR, PENNSYLVANIA 19010

                              --------------------
                   Notice of Annual Meeting of Shareholders
                           To Be Held May 15, 1997
                              --------------------


TO THE SHAREHOLDERS OF
PHILADELPHIA SUBURBAN CORPORATION:


   Notice is hereby given that the Annual Meeting of Shareholders of PHILADELPHIA SUBURBAN CORPORATION will be held at the Company's principal offices, 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, at 10:00 A.M., local time, on Thursday, May 15, 1997, for the following purposes:


       1. To elect four directors; and

       2. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only shareholders of record at the close of business on March 24, 1997 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

                                          By order of the Board of Directors,




                                          PATRICIA M. MYCEK
                                          Secretary


April 4, 1997

===============================================================================
REGARDLESS OF WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, SHAREHOLDERS
ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
===============================================================================

                      PHILADELPHIA SUBURBAN CORPORATION
                           762 W. LANCASTER AVENUE
                        BRYN MAWR, PENNSYLVANIA 19010


                               ---------------
                               PROXY STATEMENT
                               ---------------


   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Philadelphia Suburban Corporation (the "Company") to be used at the Annual Meeting of Shareholders to be held May 15, 1997 and at any adjournments thereof. This proxy statement and the enclosed proxy are being mailed to shareholders on or about April 4, 1997.

   The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained the firm of Corporate Investor Communications, Inc., to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee to Corporate Investor Communications, Inc. for normal proxy solicitation is $4,000 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may also solicit proxies, although no additional compensation will be paid by the Company for such efforts.

   The Annual Report to Shareholders for the year ended December 31, 1996, including financial statements and other information with respect to the Company and its subsidiaries, was mailed with this proxy statement by combined first class bulk mailing to shareholders of record as of March 24, 1997. Additional copies of the Annual Report may be obtained by writing to the Company. KPMG Peat Marwick, the Company's independent certified public accountants, has been selected by the Board of Directors to continue in such capacity for the current year. Representatives of that firm are expected to be present at the meeting and will be available to respond to appropriate questions.

                            PURPOSE OF THE MEETING

   As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to elect four directors to hold office as provided by law and the Company's Bylaws.

                            VOTING AT THE MEETING

   Holders of shares of the Company's Common Stock of record at the close of business on March 24, 1997 are entitled to vote at the meeting. As of that date, there were 19,346,615 shares of Common Stock outstanding and entitled to be voted at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder's name. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast will constitute a quorum at the meeting.

   The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. Directors are to be elected by a plurality of the votes cast at the meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy entitled to vote at the meeting is required to take action with respect to any other matter that may properly be brought before the meeting. Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a shareholder may authorize the voting of his or her shares at the meeting. The shares of Common Stock represented by each properly executed proxy card will be voted at the meeting in accordance with each shareholder's direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

   With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors. Such shares which are not voted by brokers will be considered present and entitled to vote at the meeting.

   Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted by executing a proxy bearing a later date, which is voted at the meeting, or by attending the meeting and voting in person.

   Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card regardless of whether or not you plan to attend the meeting.

   Employees will not receive a separate proxy for shares owned (subject to vesting) under the Company's Thrift Plan or the Philadelphia Suburban Water Company Personal Savings Plan, as the trustee for these Plans will vote the shares of Common Stock held thereunder.

                               (PROPOSAL NO. 1)
                            ELECTION OF DIRECTORS

VOTING ON PROPOSAL NO. 1

   The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation or removal. Upon the recommendation of the Nominating Committee of the Board of Directors (the "Nominating Committee"), the Board of Directors, at its February 4, 1997 meeting: increased the size of the Board from nine to ten members effective as of the 1997 Annual Meeting; increased the size of the class of directors to be elected at the 1997 Annual Meeting from three to four effective as of the 1997 Annual Meeting; and nominated John H. Austin, Jr., Alan R. Hirsig, John F. McCaughan and Harvey J. Wilson for election to this class of directors at the 1997 Annual Meeting (Messrs. Austin, McCaughan and Wilson are current directors whose terms expire at the 1997 Annual Meeting).

   In view of the tragic death of Claudio Elia (a member of the class of directors with terms expiring at the 1998 Annual Meeting), and to avoid having two vacancies in the class of directors with terms ending at the 1998 Annual Meeting, upon recommendation of the Nominating Committee, the Board of Directors approved the retention of Joseph C. Ladd as a director until the 1997 Annual Meeting even though Mr. Ladd reached the mandatory retirement age of 70 in January 1997. Upon the recommendation of the Nominating Committee, the Board of Directors at its March 4, 1997 meeting elected Richard L. Smoot to fill the vacancy that will be created in the class of directors with terms expiring at the 1998 Annual Meeting by the retirement of Mr. Ladd, such election to be effective as of the August 5, 1997 regularly scheduled meeting of the Board.

   Therefore, four directors, Messrs. Austin, Hirsig, McCaughan and Wilson, are to be elected by a plurality of the votes cast at the Annual Meeting, five directors will continue to serve in accordance with their prior election and one nominee for director will begin serving effective with the August 5, 1997 Board meeting. At the meeting, proxies in the accompanying form, properly executed, will be voted for the election of the four nominees listed below, unless authority to do so has been withheld in the manner specified in the instruction on the proxy card. Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his willingness to serve and the Company believes that all of the nominees will be available to serve.

   The Board of Directors recommends that the shareholders vote FOR the election of Messrs. Austin, Hirsig, McCaughan and Wilson as directors.

GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

   The Board of Directors held six meetings in 1996. The Company's Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors. The Board of Direc-tors annually elects from its members the Executive, Audit, Executive Compensation and Employee Benefits, Nominating, and Pension Committees. Each incumbent director, for the period served in 1996, attended at least 75% of the aggregate of all meetings of the Board and the Committees on which he or she served.

   Executive Committee. The Company's Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with certain exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee did not meet in 1996. The Executive Committee currently has seven members, and the Chairman of the Company serves as Chairman of the Executive Committee.

   Audit Committee. The Audit Committee is composed of four directors who are not officers of the Company or any of its subsidiaries. It meets periodically with the Company's financial officers and independent certified public accountants to review the scope of auditing procedures and the policies relating to the Company's accounting procedures and controls. The Committee also provides general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee held two meetings in 1996.

   Executive Compensation and Employee Benefits Committee. The Executive Compensation and Employee Benefits Committee is composed of three members of the Board who are not officers of the Company or any of its subsidiaries. The Executive Compensation and Employee Benefits Committee has the power to administer the Company's 1982 and 1988 Stock Option Plans and to administer and make awards of stock options, dividend equivalents and restricted stock under the Company's 1994 Equity Compensation Plan. In addition, the Executive Compensation and Employee Benefits Committee reviews the recommendations of the Company's Chief Executive Officer as to appropriate compensation of the Company's officers (other than the Chief Executive Officer) and key personnel and recommends to the Board the compensation of such officers and the Company's Chief Executive Officer for the ensuing year. The Executive Compensation and Employee Benefits Committee held three meetings in 1996.

   Nominating Committee. The Nominating Committee reviews and makes recommendations to the Board of Directors with respect to candidates for director of the Company. The Nominating Committee has three members and held two meetings during 1996. It is the present policy of the Nominating Committee to consider nominees who are recommended by shareholders as additional members of the Board or to fill vacancies on the Board. Shareholders desiring to submit the names of, and any pertinent data with respect to, such nominees should send this information in writing to the Chairman of the Nominating Committee in care of the Company. See "Requirements for Advance Notifications of Nominations."

   Pension Committee. The Pension Committee serves as the Plan Administrator for the Company's qualified benefit plans. The Committee reviews and recommends to the Board any actions to be taken by the Board in the discharge of the Board's fiduciary responsibilities under the Company's qualified benefit plans and meets periodically with the Company's financial, legal, actuarial, and investment advisors. The Committee consists of five members and met four times in 1996.

   The current members of the Committees of the Board of Directors are as follows:

                                  Executive Compensation and                 Audit
Executive Committee               Employee Benefits Committee              Committee
----------------------------   -------------------------------   ----------------------------
Nicholas DeBenedictis*           John F. McCaughan*                John H. Austin, Jr.*
John H. Austin, Jr.              G. Fred DiBona, Jr.               John W. Boyer, Jr.
John W. Boyer, Jr.               Joseph C. Ladd                    Richard H. Glanton, Esq.
G. Fred DiBona, Jr.                                                Harvey J. Wilson
Richard H. Glanton, Esq.
Joseph C. Ladd
John F. McCaughan


 Pension Committee               Nominating Committee
-------------------------      -------------------------
Joseph C. Ladd*                  G. Fred DiBona, Jr.*
John H. Austin, Jr.              Mary C. Carroll
John W. Boyer, Jr.               Nicholas DeBenedictis
Mary C. Carroll
Nicholas DeBenedictis

------
*Chairman

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

   Nominations for election of directors may be made at the Annual Meeting by any shareholder entitled to vote for the election of directors, provided that written notice (the "Notice") of the shareholder's intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the Annual Meeting in accordance with provisions of the Company's Amended and Restated Articles of Incorporation and Bylaws.

   Section 4.13 of the Company's Bylaws requires the Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the Securities and Exchange Commission ("SEC"). The Notice must contain or be accompanied by the following information:

       (1) the name and residence of the shareholder who intends to make the nomination;

       (2) a representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

       (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC's proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

       (4) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

       (5) the consent of each nominee to serve as a director of the Company if so elected.

   Pursuant to the above requirements, appropriate Notices in respect of nominations for directors must be received by the Secretary of the Company no later than May 1, 1997.

INFORMATION REGARDING NOMINEES AND DIRECTORS

   For the four nominees for election as directors at the 1997 Annual Meeting and the six directors whose terms of office expire either at the 1998 Annual Meeting or the 1999 Annual Meeting, there follows information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, and certain directorships of public companies and other organizations held by each.

-----------------------------------------------------------------------------
                   NOMINEES FOR ELECTION AT ANNUAL MEETING
-----------------------------------------------------------------------------

John H. Austin, Jr.  ...  Mr. Austin retired as President of Philadelphia Electric Company (now known as PECO
Berwyn, PA                Energy Company), a public utility, in 1988. Mr. Austin served as President of PECO
Director since 1981       Energy Company from 1982 to 1988. He is also a director of Selas Corporation of America.
                          Age: 68.

John F. McCaughan  .....  Since 1995, Mr. McCaughan has served as President of BetzDearborn, Inc. Foundation.
Doylestown, PA            From 1995 to 1996, Mr. McCaughan was Chairman of Betz Laboratories, Inc., which provides
Director since 1984       engineered chemical treatment of water, wastewater and process systems. Mr. McCaughan was Chairman and Chief Executive Officer of Betz Laboratories from 1982 to 1994. He is also a director of BetzDearborn, Inc. and Penn Mutual Life Insurance Company. Age:
                          61.

Harvey J. Wilson  ......  Mr. Wilson is President and CEO of Eclipsys Corporation, a healthcare information
Delray Beach, FL          systems company. Mr. Wilson was a co-founder of Shared Medical Systems Corporation.
Director since 1983       He is also a director of Eclipsys Corporation, FPA Medical Management, RMSC of West
                          Palm Beach, and Enterprise Application Systems, Inc. Age: 58.

Alan R. Hirsig  ........  Mr. Hirsig has been President and Chief Executive Officer of ARCO Chemical Company
Haverford, PA             since 1991. From 1984 to 1990, Mr. Hirsig was President of ARCO Chemical European
                          Operations. Mr. Hirsig is a director of ARCO Chemical Company, and BetzDearborn Inc., as well as Chairman of the Executive Committee of the Chemical Manufacturers Association,
                          a director of Greater Philadelphia First and a trustee of Bryn Mawr College, the YMCA of Philadelphia and Vicinity and the Eisenhower Exchange Fellowships. He also is Chairman of the Advisory Board of PRIME, Inc. Age: 57.

-----------------------------------------------------------------------------
          DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 1998
-----------------------------------------------------------------------------

Mary C. Carroll  ............  Ms. Carroll is a consultant, a community volunteer and an advisor to nonprofit corporations,
Bryn Mawr, PA                  businesses and government agencies. Presently, she serves as Chair of the National Parks
Director since 1981            Mid-Atlantic Council. She is Vice Chair of Ft. Mifflin on the Delaware and is a founder, director or trustee of various civic and charitable organizations, including the Metropolitan
                               YMCA, the Urban Affairs Coalition, Philadelphia Hospitality, Inc., International House,
                               and Preservation Action. Age: 56.

Richard H. Glanton, Esq.  ...  Mr. Glanton has been a partner in the law firm of Reed, Smith, Shaw & McClay in Philadelphia
Philadelphia, PA               since 1986. Mr. Glanton is a director of General Accident Insurance Company of North America,
Director since 1995            PECO Energy Company, the Greater Philadelphia Chamber of Commerce and the Philadelphia
                               Industrial Development Corporation. Age: 50.

-----------------------------------------------------------------------------
      INDIVIDUAL NAMED TO BECOME A DIRECTOR WITH A TERM EXPIRING IN 1998
-----------------------------------------------------------------------------

Richard L. Smoot  ...  Mr. Smoot has served as president and chief executive officer of PNC Bank in Philadelphia
Radnor, PA             and Southern New Jersey, and its predecessor, Provident National Bank, since 1991. Prior to becoming president, he served as executive vice president responsible for Operations and Data Processing for PNC Bank Corp. Before joining PNC Bank in 1987, Mr. Smoot spent
                       10 years as first vice president and chief operating officer of the Federal Reserve Bank of Philadelphia. Mr. Smoot is a director of P.H. Glatfelter Company and Southco Inc.
                       He also serves as Chairman of the Board of Directors of Greater Philadelphia First and
                       Chairman of the Board of Trustees of the Agnes Irwin School and the Philadelphia Award
                       and is a director of the Philadelphia Orchestra, the Settlement Music School, the Greater
                       Philadelphia Urban Affairs Coalition and Widener University. Age: 56.

-----------------------------------------------------------------------------
          DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 1999
-----------------------------------------------------------------------------

John W. Boyer, Jr.  ......  Mr. Boyer retired as Chairman of the Company on May 20, 1993, having served in that capacity
St. Davids, PA              since the restructuring of the Company on July 1, 1981. Mr. Boyer also served as the
Director since 1981         Company's Chief Executive Officer from July 1, 1981 to July 1, 1992. Mr. Boyer is a director of Betz Laboratories, Inc., Gilbert Associates, Inc. and Rittenhouse Trust Company. Age:
                            68.

Nicholas DeBenedictis  ...  Mr. DeBenedictis has served as Chairman of the Company since May 20, 1993. Mr. DeBenedictis
Ardmore, PA                 also continues to serve as the Company's Chief Executive Officer and President, the positions
Director since 1992         he has held since joining the Company in July 1992. He also serves as Chairman, Chief
                            Executive Officer and President of the Company's principal subsidiary, Philadelphia Suburban
                            Water Company. Between April 1989 and June 1992, he served as Senior Vice President for
                            Corporate Affairs of PECO Energy Company. From December 1986 to April 1989, he served as President of the Greater Philadelphia Chamber of Commerce and from 1983 to 1986 he served as the Secretary of the Pennsylvania Department of Environmental Resources. Mr.
                            DeBenedictis is a director of Provident Mutual Life Insurance Company of Philadelphia,
                            Air & Water Technologies Corporation and P.H. Glatfelter Company. Age: 51.

G. Fred DiBona, Jr.  .....  Mr. DiBona has served since 1990 as President and Chief Executive Officer of Independence
Bryn Mawr, PA               Blue Cross, the Delaware Valley region's largest health insurer. He also serves as Chairman
Director since 1993         of Independence Blue Cross' subsidiaries and affiliates. Between 1987 and 1990, Mr. DiBona served as President and Chief Executive Officer for Pennsylvania Blue Shield's holding company, Keystone Ventures, Inc. Mr. DiBona is also a director of Independence Blue Cross and its subsidiaries, Pennsylvania Savings Bank, Magellan Health Services, Inc., PECO
                            Energy Company and various civic and charitable organizations. Age: 46.

OWNERSHIP OF COMMON STOCK

   The following table sets forth certain information as of January 31, 1997, with respect to shares of Common Stock of the Company beneficially owned by each director, nominee for director and executive officer and by all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors and officers at the request of the Company. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the Securities and Exchange Commission ("SEC") and includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).

                                                     Sole voting          Shared voting           Total and
                                                     and/or sole          and/or shared        percent of class
                Beneficial Owner                   investment power   investment power(1)(2)    outstanding(3)
 -----------------------------------------------   ----------------   ----------------------   ----------------
John H. Austin, Jr.  ...........................         2,100                    24                 2,124
John W. Boyer, Jr.  ............................        70,668                    --                70,668
Mary C. Carroll  ...............................         1,350                   706                 2,056
Morrison Coulter  ..............................        38,862                10,165(4)             49,027
Nicholas DeBenedictis  .........................       107,368                31,249(5)            138,617
G. Fred DiBona, Jr.  ...........................         1,800                    --                 1,800
Richard H. Glanton, Esq.  ......................           728                    43                   771
Michael P. Graham  .............................        23,748                15,155                38,903
Alan R. Hirsig  ................................            --                    --                    --
Joseph C. Ladd  ................................         4,276                    --                 4,276
John F. McCaughan  .............................         5,100                    --                 5,100
Richard R. Riegler  ............................        28,028                 1,890                29,918
Richard L. Smoot(6)  ...........................            --                    --                    --
Roy H. Stahl  ..................................        30,498                19,896                50,394
Harvey J. Wilson  ..............................        10,350                    --                10,350
All directors and executive officers as a group
  (15 persons) .................................       324,876(7)             79,128(8)            404,004(2.1%)


------
(1) The shareholdings indicated include 1,127 shares held in the Company's Dividend Reinvestment Program.

(2) Under the Company's Thrift Plan, participants do not have any present voting power with respect to shares allocated to their accounts. Such shares have been included in this column.

(3) Percentages for each person or group are based on the aggregate of the shares of Common Stock outstanding as of January 31, 1997 (19,210,537 shares) and all shares issuable to such person or group upon the exercise of outstanding stock options exercisable within 60 days of that date. Percentage ownership of less than 1% of the class then outstanding as of January 31, 1997 has not been shown.

(4) The shareholdings indicated include 2,052 shares owned of record by Mr. Coulter's wife. Mr. Coulter disclaims beneficial ownership as to such shares.

(5) The shareholdings indicated include 606 shares owned of record by Mr. DeBenedictis' wife and 5,944 shares owned of record by Mr. DeBenedictis' son. Mr. DeBenedictis disclaims beneficial ownership as to such shares.

(6) The shareholdings indicated do not include approximately 340,000 shares as to which PNC Bank, National Association, or its affiliates have sole voting power as trustee of the Philadelphia Suburban Corporation Thrift Plan and Philadelphia Suburban Water Company Personal Savings Plan for Local 473 Employees. Mr. Smoot is the President and Chief Executive Officer of PNC Bank in Philadelphia and Southern New Jersey. Mr. Smoot disclaims beneficial ownership of such shares.

(7) The shareholdings indicated include 204,117 shares exercisable under the 1982 and 1988 Stock Option Plans and the 1994 Equity Compensation Plan on or before April 1, 1997.

(8) The shareholdings indicated include 58,594 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children or
    (iii) owned by family members.


   The following table sets forth certain information as of March 31, 1997, except as otherwise indicated, with respect to the ownership of shares of Common Stock of the Company by certain beneficial owners of 5% or more of the Company's total outstanding shares.


                                                                  Percent of
                                     Amount and Nature           Outstanding
      Beneficial Owner            of Beneficial Ownership           Shares
 ---------------------------   ------------------------------    -------------
Compagnie Generale des Eaux   Sole voting and dispositive power      14.1%
  52 Rue D'Anjou 75384        over 2,710,900 shares (1)
  Paris, France

------
(1) Based on the Form 4 of Compagnie General des Eaux dated March 7, 1997.

                             EXECUTIVE COMPENSATION

REPORT OF THE EXECUTIVE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE

OVERALL OBJECTIVES

   Philadelphia Suburban Corporation's executive compensation program is designed to motivate its senior executives to achieve the Company's goals of providing its customers with cost-effective, reliable water services and providing the Company's shareholders with a market-based return on their investment.

   Toward that end, the program:

   o Provides compensation levels that are competitive with those provided by companies with which the Company may compete for executive talent.

   o Motivates key senior executives to achieve strategic business initiatives and rewards them for their achievement.

   o Creates a strong link between stockholder and financial performance and the compensation of the Company's senior executives.

   In administering the executive compensation program, the Executive Compensation and Employee Benefits Committee (the "Committee") attempts to strike an appropriate balance among the above-mentioned objectives, each of which is discussed in greater detail below.

   At present, the executive compensation program is comprised of three components: base salary, annual cash incentive opportunities and equity incentive opportunities. In determining the relative weighting of compensation components and the target level of compensation for the Company's executives, the Committee considers compensation programs of a peer group of companies. Because of the limited number of investor-owned water utilities from which comparable compensation data is available, the Committee utilizes survey data from a composite market ("Composite Market") compiled by a nationally recognized compensation consulting firm in assessing the competitiveness of the components of the Company's compensation program. The Composite Market for the base salary and annual cash incentive elements of the program consists of 50% water utilities, 25% other utilities and 25% general industrial businesses. There are fourteen water utilities in the Composite Market, twelve of which are included in the Edward Jones Water Utility Industry Index used for the stock performance chart contained herein. Competitive compensation levels are targeted at the median of the third quartile range of compensation levels in the Composite Market, except for equity incentives, which are targeted at the 50th percentile of the compensation consulting firm's data base of general industrial organizations, including utilities, that have long-term incentive programs.

COMPENSATION COMPONENTS

BASE SALARY

   To ensure that its pay levels are competitive, the Company regularly compares its executive compensation levels with those of other companies and sets its salary structure in line with competitive data from the Composite Market. Individual salaries are considered for adjustment annually and any adjustments are based on gen-eral movement in external salary levels, individual performance, and changes in individual duties and responsibilities.

CASH INCENTIVE AWARDS

   The annual cash incentive plan is based on target incentive awards for each executive, which are stated as a percentage of their base salaries. Annual incentive awards for executive officers are calculated by a formula that multiplies the executive's target incentive percentage times a Company rating factor based on the Company's overall financial performance and an individual rating factor based on the executive's performance against established objectives. These factors can range from 0% to 125% for the Company rating factor and 0% to 150% for the individual rating factor. Each of these percentages are correlated with defined objectives and approved by the Committee each year. Regardless of the Company's financial performance, the Committee retains the authority to determine the final Company rating factor, and the actual payment and amount of any bonus is always subject to the discretion of the Committee.

EQUITY INCENTIVES

   As part of its review of the total compensation package for the Company's officers, the Committee, with the assistance of a nationally-recognized compensation consulting firm, reviewed the Company's equity incentive compensation program. Given the importance of dividends to a utility investor, the consultant recommended using a combination of stock options with dividend equivalents to best link executive long-term incentives to corporate performance and shareholder interests.

   Under the terms of the Company's Equity Compensation Plan, which was approved by the shareholders at the 1994 Annual Meeting, the Committee and the Board of Directors may grant stock options, dividend equivalents and restricted stock to officers and key employees, and stock options to key consultants of the Company and its subsidiaries who are in a position to contribute materially to the successful operation of the business of the Company. The purpose of the Plan is to help align executive compensation with shareholder interests by providing the participants with a long-term equity interest in the Company. The Plan also provides a means through which the Company can attract and retain employees of significant abilities.

SUMMARY OF ACTIONS TAKEN BY THE COMMITTEE

SALARY INCREASE

   Under the Company's salary program, the base salary budget is based on salary levels for comparable positions in the Composite Market. The projected overall annual increase is based on annual salary budget increase data reported by published surveys. Under these guidelines, actual salary increases are determined based on a combination of an assessment of the individual's performance and the individual's salary compared to the market. In the case of executive officers named in this Proxy Statement, the determination of salary levels is made by the Committee, subject to approval by the Board of Directors.

   Mr. DeBenedictis' salary for 1996 was consistent with the target level for the CEO position within the Composite Market. Mr. DeBenedictis' salary for 1997, which was approved by the Board of Directors on February 4, 1997 and effective on April 1, 1997, is consistent with published salary survey information on salary levels and projected annual salary increases for 1997 and is based on the Committee's favorable assessment of his and the Company's performance.

ANNUAL INCENTIVE AWARD

   At its January 31, 1997 meeting, the Committee determined the annual cash incentive awards to be made to the participants in the annual incentive plan. The awards were based on the Company's performance compared to its financial goal for 1996 as well as the participants' achievement of their individual objectives. The incentive awards to the Company's officers were approved by the Board of Directors on February 4, 1997. Mr. DeBenedictis' annual incentive compensation for 1996, was based on the Company's earnings and the Committee's assessment of Mr. DeBenedictis' individual performance. Mr. DeBenedictis' achievements in 1996 included increasing revenues and net income to record levels, reducing controllable operating expenses and interest costs, increasing customer growth through acquisitions, improving return on equity and implementing other management initiatives intended to control costs, enhance customer satisfaction and increase shareholder value. It was the Committee's assessment that Mr. DeBenedictis exceeded all of his 1996 objectives.

EQUITY INCENTIVES

   At its March 3, 1997 meeting, the Committee approved the grant of incentive stock options and dividend equivalents under the Company's 1994 Equity Compensation Plan to its executive officers at the fair market value on the date of grant for such stock options of $20.1875. The options are exercisable in installments of one-third each year starting on the first anniversary of the date of grant and expire at the end of 10 years from the date of grant. The dividend equivalents will accumulate dividends over a period of four years. Mr. DeBenedictis received a grant of 30,000 options and dividend equivalents on March 3, 1997 at the grant price stated above. In addition, at its March 3, 1997 meeting, the Committee approved management's recommendation to reduce the performance period for the dividend equivalents granted in 1995 and 1996 by one year based on the Company's performance against the measurement criteria established by the Committee for this purpose at its March 4, 1996 meeting. The measurement criteria involve targets for earnings per share, dividends, total return to shareholders and customer growth.

   Section 162(m) of the Internal Revenue Code generally precludes the deduction for federal income tax purposes of more than $1 million in compensation paid to the Chief Executive Officer and the other officers named in the Summary Compensation Table in any one year, subject to certain specified exceptions. Given the nature of the stock option grants and the level of other compensation paid to the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, the deduction limitation is presently inapplicable to the Company. The Committee will address this limitation if and when it becomes applicable to the Company's compensation program.

                                         Respectfully submitted,





                                         John F. McCaughan
                                         G. Fred DiBona, Jr.
                                         Joseph C. Ladd

   The foregoing report of the Executive Compensation and Employee Benefits Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

   The following Summary Compensation Table shows compensation paid by the Company for services rendered during the years 1996, 1995 and 1994, or for the year in which the individual was an executive officer, if shorter, for the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                                                                  Long Term Compensation
                                                                           -------------------------------------
                                         Annual Compensation                        Awards              Payouts
                              -----------------------------------------   --------------------------  ---------
                                                                                         Securities
                                                                Other     Restricted       Under-                  All Other
                                                               Annual        Stock         lying         LTIP       Compen-
      Name and                                                 Compen-     Award(s)       Options/      Payouts      sation
 Principal Position      Year   Salary ($)(1)   Bonus($)(2)  sation($)(3)    ($)(4)       SAR's (#)        ($)        ($)(5)
--------------------    -----  ---------------  -----------  ------------ -----------   ------------   ---------   -----------
N. DeBenedictis ....    1996      263,485        206,325        4,911            --        30,000         --         80,694
CEO                     1995      252,372        229,281        4,666            --        30,000         --         55,505
                        1994      241,027        157,697        4,620       174,375        22,500         --         30,240

R. Stahl ...........    1996      158,852         49,808        4,911            --         6,000         --         13,042
Sr. V.P. & Gen. Cnsl.   1995      155,766         62,330        4,620            --         6,000         --          7,958
                        1994      151,775         57,682        4,453            --         5,250         --          1,960

M. Graham ..........    1996      134,934         45,763        4,048            --         6,000         --         13,261
Sr. V.P.-Finance        1995      129,501         52,078        3,885            --         6,000         --          8,157
                        1994      122,554         43,812        3,677            --         5,250         --          1,960

R. Riegler (6) .....    1996      144,944         42,158        4,348            --         6,000         --         13,878
Sr. V.P.-Operations     1995      140,548         47,389        4,216            --         6,000         --          8,234
                        1994      135,624         36,973        2,910            --         5,250         --          1,960

M. Coulter (7) .....    1996      132,756         37,455        3,589            --         6,000         --         15,494
Sr. V.P.-Production     1995      125,818         34,925        3,468            --         6,000         --          9,245

------
(1) Salary deferred at the discretion of the executive and contributed to the Company's Thrift Plan or Executive Deferral Plan is included in this column.

(2) Includes cash bonuses for services rendered during the specified year, regardless of when paid.

(3) Company matching contributions pursuant to the Company's Thrift Plan and Executive Deferral Plan are included in this column.

(4) Mr. DeBenedictis was awarded a grant of 15,000 shares (adjusted for the 1996 3-for-2 stock split) of restricted stock under the Company's 1994 Equity Compensation Plan on May 19, 1994 at a fair market value on the date of grant of $11.96 per share (adjusted for the 1996 3-for-2 stock split), less the $.50 par value per share paid by Mr. DeBenedictis. One-third of the restricted stock under this grant is released to Mr. DeBenedictis each year starting on May 19, 1995 and he is entitled to receive the dividends on the restricted shares pending their release. At year-end 1996, the value of the 5,000 shares still subject to restrictions was $99,375 based on a closing price for the stock of $19.875.

(5) Includes: (a) the dollar value, on a term loan approach, of the benefit of the whole-life portion of the premiums for a split dollar life insurance policy on Mr. DeBenedictis maintained by the Company, projected on an actuarial basis ($9,041); (b) Company payments on behalf of Mr. DeBenedictis to cover the premium attributable to the term life insurance portion of the split dollar life insurance policy ($9,436); (c) the amounts accrued for the named executive's accounts in 1996 in connection with the dividend equivalent awards made in 1994, 1995 and 1996 (Messrs. DeBenedictis $59,513; Stahl $12,496; Graham $12,496; Riegler $12,496; and Coulter $12,496); and (d) the value of group term life insurance maintained by the Company on the named executives (Messrs. DeBenedictis $2,704; Stahl $546; Graham $765; Riegler $1,382; and Coulter $2,998). The
    Company will be reimbursed for the amount of the premiums paid under the split dollar program for Mr. DeBenedictis upon his death or repaid such premiums by Mr. DeBenedictis if he leaves the Company.

(6) Mr. Riegler is Senior Vice President of the registrant's principal subsidiary and was designated as an executive officer of the registrant in 1994 by the Board of Directors.

(7) Mr. Coulter is Senior Vice President of the registrant's principal subsidiary and was designated as an executive officer of the registrant in 1995 by the Board of Directors.

COMPARATIVE STOCK PERFORMANCE

   The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the weighted average cumulative total return of a peer group of companies represented by the Edward Jones ("EJ") Water Utility Industry Index (adjusted for total market capitalization) and the cumulative total return on the S&P 500 over the same period, assuming a $100 investment on January 1, 1991 and the reinvestment of all dividends. The EJ Water Utility Industry Index consists of the following companies: American Water Works Company, Inc.; Aquarion Company; California Water Service Company; Connecticut Water Service Company; Consumers Water Company; Dominguez Services Corporation; E'town Corporation; IWC Resources Corporation; Middlesex Water Company; Philadelphia Suburban Corporation; SJW Corporation; Southern California Water Company; Southwest Water Company; and United Water Resources, Inc.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMOUNG PSC, S&P AND EJ WATER UTILITY AVERAGE

260 |-------------------------------------------------------------------------|
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160 |-------------------------------------------------------------------------|
    |                                                                         |
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140 |-------------------------------------------------------------------------|
    |                                           *                             |
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120 |-------------------------------------------@-----------------------------|
    |                             @             #                             |
    |              #                                                          |
    |             *@                                                          |
100 |*#@----------------------------------------------------------------------|
   1991          1992           1993           1994          1995          1996


For 1997 Proxy        1991      1992      1993       1994      1995      1996
-------------------------------------------------------------------------------
PSC              *    100      $108.75   $132.41    $138.57   $168.72   $254.27
EJ WEIGHTED AVG  #    100      $110.75   $126.19    $117.56   $147.90   $180.82
S&P 500          @    100      $107.61   $118.40    $120.01   $164.95   $202.72

   The foregoing comparative stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK OPTION GRANTS IN 1996

   The following table sets forth information concerning individual grants of stock options under the Company's 1994 Equity Compensation Plan during 1996 to each executive officer identified in the Summary Compensation Table who received options during the period.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        Grant Date
                                             Individual Grants                             Value
                        -------------------------------------------------------------   ------------
                                              % of
                          Number of           Total
                          Securities      Options/SAR's     Exercise
                          Underlying       Granted to       or Base                     Grant Date
                        Options/SAR's       Employees        Price       Expiration       Present
        Name            Granted(#)(1)    in Fiscal Year    ($/Sh)(2)        Date        Value($)(3)
--------------------    ---------------   --------------   ----------   ------------    ------------
DeBenedictis .......        30,000            15.7%         14.9167        3/4/06         60,600
Stahl ..............         6,000             3.1%         14.9167        3/4/06         12,120
Graham .............         6,000             3.1%         14.9167        3/4/06         12,120
Riegler ............         6,000             3.1%         14.9167        3/4/06         12,120
Coulter ............         6,000             3.1%         14.9167        3/4/06         12,120


------
(1) The options listed in the column are qualified stock options granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant under the Company's 1994 Equity Compensation Plan. Grants become exercisable in installments of one-third per year commencing on the first anniversary of the grant date. An equal number of dividend equivalents, with a four year accumulation period, were awarded to the named individuals under the 1994 Equity Compensation Plan. The accrued value of the dividend equivalent awards for 1994, 1995 and 1996 is shown on the Summary Compensation Table.

(2) The exercise price for options granted is equal to the mean of the high and low sale prices of the Company's common stock on the New York Stock Exchange composite tape on the date the option is granted.

(3) The values in this column were determined using Black-Scholes Option Pricing Model. The actual value of stock options, if any, that may be realized will depend on the difference between the exercise price and the market price on the date of exercise. The estimated values under the Black-Scholes model are based on assumptions as to such variables as interest rates, stock price volatility and dividend yield. The key assumptions used in the Black-Scholes model valuation of the stock options are (i) an assumed dividend yield of 6.3%, (ii) a risk free rate of return of 7.4%, (iii) volatility of 12.5%, (iv) an exercise date of 10 years from the date of grant, and (v) no reduction in values to reflect non-transferability or other restrictions on the options. These assumptions are not a forecast of future dividend yield, stock performance or volatility.

STOCK OPTION EXERCISES IN 1996 AND VALUE OF OPTIONS AT YEAR-END 1996

   The following table sets forth information concerning the number of stock options exercised under the Company's 1982 and 1988 Stock Option Plans and the 1994 Equity Compensation Plan during 1996 by each executive officer listed below and the number and value of unexercised options as of December 31, 1996, indi- cating in each case the number and value of those options that were exercisable and unexercisable as of that date.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTION/SAR VALUES


                                                              Number of Securities               Value of Unexercised
                                                             Underlying Unexercised                  In-the-Money
                                                                Options/SAR's at                   Options/SAR's at
                             Shares                            Fiscal Year-End (#)              Fiscal Year-End ($)(1)
                            Acquired         Value       --------------------------------  --------------------------------
         Name             on Exercise(#)   Realized($)    Exercisable      Unexercisable     Exercisable     Unexercisable
----------------------    --------------   -----------   -------------   ---------------   -------------    ---------------
DeBenedictis .........       19,668         160,093         73,432           77,900           724,672          568,172
Stahl ................           --              --         23,499           16,251           210,948          115,547
Graham ...............           --              --         16,749           16,251           149,354          115,547
Riegler ..............        8,461          57,198         15,211           15,651           133,905          109,722
Coulter ..............           --              --         31,900           16,100           308,256          114,083

------
(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 29, 1996 ($19.875).

CERTAIN COMPENSATION PLANS

RETIREMENT PLAN

   The Retirement Plan for Employees of the Company (the "Retirement Plan") is a defined benefit pension plan. In general, participants are eligible for normal pension benefits upon retirement at age 65 and are eligible for early retirement benefits upon retirement at age 55 with ten years of credited service. Under the terms of the Retirement Plan, a participant becomes fully vested in his or her accrued pension benefit after five years of credited service. Benefits payable to employees under the Retirement Plan are based upon "final average compensation", which is defined as the average cash compensation through the five highest consecutive years of the last ten full years preceding retirement.

   The Employee Retirement Income Security Act of 1974, as amended, ("ERISA") imposes maximum limitations on the annual amount of pension benefits that may be paid under, and the amount of compensation that may be taken into account in calculating benefits under, a qualified, funded defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations. Effective December 1, 1989, the Board of Directors adopted an Excess Benefits Plan for Salaried Employees (the "Excess Plan"). The Excess Plan is a nonqualified, unfunded pension benefit plan that is intended to provide an additional pension benefit to participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by these ERISA limitations. The benefit under the Excess Plan is equal to the difference between (i) the amount of the benefit the participant would have been entitled to under the Retirement Plan absent such ERISA limitations, and (ii) the amount of the benefit actually payable under the Retirement Plan.

   The following tabulation shows the estimated annual pension payable pursuant to the Retirement Plan and the Excess Plan to employees, including employees who are directors or officers of the Company, upon retirement after selected periods of service. This table is provided for illustrative purposes only and does not reflect pension benefits presently due under the Retirement Plan or Excess Plan.

                                  PENSION TABLE

    Average Salary
  During Five Years              Estimated Annual Pension Based on Service of
                        ---------------------------------------------------------------
Preceding Retirement     15 Years     20 Years     25 Years     30 Years      35 Years
--------------------    ----------   ----------    ----------   ----------   ----------
     $100,000            $ 25,100     $ 33,500     $ 41,900     $ 44,400      $ 46,900
      125,000              31,900       42,500       53,100       56,300        59,400
      150,000              38,600       51,500       64,400       68,100        71,900
      175,000              45,400       60,500       75,600       80,000        84,400
      200,000              52,100       69,500       86,900       91,900        96,900
      225,000              58,900       78,500       98,100      103,800       109,400
      250,000              65,600       87,500      109,400      115,600       121,900
      300,000              79,100      105,500      131,900      139,400       146,900
      350,000              92,600      123,500      154,400      163,100       171,900
      400,000             106,100      141,500      176,900      186,900       196,900
      450,000             119,600      159,500      199,400      210,600       221,900
      500,000             133,100      177,500      221,900      234,400       246,900

   The Company's contributions to the Retirement Plan are computed on the basis of straight life annuities. The following executive officers listed in Summary Compensation Table have the indicated number of completed years of service under the Retirement Plan, and would, upon retirement at age 65 on March 31, 1997, be entitled to a pension based on the remuneration level listed in the following table:

                                                                Completed
                                           Covered               Years of
              Name                      Remuneration         Credited Service
--------------------------------        ------------         ----------------
Nicholas DeBenedictis  .........          $336,401                   5
Roy H. Stahl  ..................          $195,781                  15
Richard R. Riegler  ............          $168,809                  27
Michael P. Graham  .............          $159,439                  20
Morrison Coulter  ..............          $147,569                  36

   A Supplemental Executive Retirement Plan or SERP has been established for Mr. DeBenedictis. This Plan, which is nonqualified and unfunded, was approved by the Board of Directors and is intended to provide Mr. DeBenedictis with a total retirement benefit, in combination with the Retirement Plan and Excess Plan, that is commensurate with the retirement benefits for the chief executive officers of other companies. Under the terms of the SERP, Mr. DeBenedictis will be eligible to receive a benefit at normal retirement equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he had 25 years of service and absent the ERISA limitations referred to above, and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. Under the terms of Mr. DeBenedictis' SERP, if his employment is terminated for any reason prior to age 65, he is entitled to receive a supplemental retirement benefit equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he was credited with two years of service for each of his first seven years of credited service and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. If Mr. DeBenedictis retires from the Company at age 65, the SERP is projected to provide an annual benefit of $88,300.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

   Under the terms of Mr. DeBenedictis' employment arrangement, if his employment is terminated by the Company for any reason other than his disability, death or for cause, he will be entitled to receive a severance payment equal to twelve months of his base compensation paid in twelve equal monthly installments without offset. In the event that the employment of any of the executive officers named in the Summary Compensation Table set forth above is terminated, actually or constructively, within two years following a change of control of the Company, the executive officers will be entitled to certain payments under agreements with the Company and its primary subsidiary, Philadelphia Suburban Water Company. Under the terms of these agreements, the Chief Executive Officer will be entitled to two and one-half times his average annual base cash compensation and the other executive officers will be entitled to two times their average annual base cash compensation, plus continuation of their normal fringe benefits for a period of three years for the Chief Executive Officer and two years for the other executive officers. The agreement with the Chief Executive Officer also provides that, in exchange for a non-competition agreement, he will be entitled to receive one-half of his average annual base cash compensation and the transfer to him of a split dollar life insurance policy maintained by the Company on his life. Under the terms of the 1994 Equity Compensation Plan approved by the shareholders, outstanding stock options will become immediately exercisable, dividend equivalents will become immediately payable and the restrictions on restricted stock grants shall immediately lapse upon certain change of control events.

COMPENSATION OF DIRECTORS

   Directors who are full-time employees of the Company do not receive a retainer or fees for service on the Board of Directors or Committees of the Board. Members of the Board of Directors who were not full-time employees of the Company or any of its subsidiaries ("Non-employee Directors") receive an annual retainer fee of $12,000, plus an annual grant of 300 shares of the Company's common stock (on a post-split basis). Directors also receive a fee of $1,000 for attendance at each meeting of the Board of Directors of the Company, including Committee meetings. In addition, each Committee Chairman who is a Non-employee Director receives an annual retainer fee of $2,500. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or Committee meetings.

CERTAIN TRANSACTIONS

   Richard H. Glanton, Esq., a director, is a partner in the law firm of Reed Smith Shaw & McClay, which firm has provided legal services to the Company in 1996.

        SHAREHOLDER SUGGESTIONS AND PROPOSALS FOR 1998 ANNUAL MEETING

   Consideration of certain matters is required at the Annual Meeting of Shareholders, such as the election of directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, sharehold-ers may present resolutions, which are proper subjects for inclusion in the proxy statement and for consideration at the Annual Meeting, by submitting their proposals to the Company on a timely basis. In order to be included for the 1998 Annual Meeting, resolutions must be received by December 5, 1997.

   The Company receives many shareholder suggestions which are not in the form of resolutions. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

                                 Patricia M. Mycek
                                 Secretary
                                 Philadelphia Suburban Corporation
                                 762 W. Lancaster Avenue
                                 Bryn Mawr, PA 19010

                             ADDITIONAL INFORMATION

   The Company will provide without charge, upon written request, a copy of the Company's Annual Report on Form 10-K for 1996. Please direct your requests to Patricia M. Mycek, Secretary, Philadelphia Suburban Corporation, 762 W. Lancaster Avenue, Bryn Mawr, PA 19010.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (a 10% Shareholder), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Shareholders are required by the SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or a written representation from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the period January 1, 1996 through December 31, 1996, all filing requirements applicable to its officers, directors and 10% Shareholders have been complied with.

                                  OTHER MATTERS

   The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.


                                          By Order of the Board of Directors,




                                          PATRICIA M. MYCEK
                                          Secretary
April 4, 1997

PROXY

                       PHILADELPHIA SUBURBAN CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       PHILADELPHIA SUBURBAN CORPORATION

             Proxy for Annual Meeting of Shareholders, May 15, 1997


         The undersigned hereby appoints Nicholas DeBenedictis, Roy H. Stahl and Patricia M. Mycek, or a majority of them or any one of them acting singly in the absence of the others, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Philadelphia Suburban Corporation, to be held at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania, 19010, at 10:00 a.m., on Thursday, May 15, 1997 and any adjournments thereof, and, with all powers the undersigned would possess, if present, to vote all shares of Common Stock of the undersigned in Philadelphia Suburban Corporation, including any shares held in the Dividend Reinvestment Plan of Philadelphia Suburban Corporation, as designated on the reverse side.

         The proxy when properly executed will be voted in the manner directed herein by the undersigned. If the proxy is signed, but no vote is specified, this proxy will be voted FOR the nominees listed in item 1 on the reverse side, and in accordance with the proxies' best judgment upon other matters properly coming before the meeting and any adjournments thereof.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

                          (continued on reverse side)

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                            o FOLD AND DETACH HERE o

/X/ Please mark
    your vote as
    indicated in
    this example

1. Election of Directors. The Board of Directors recommends that you vote FOR all nominees: John H. Austin, Jr., Alan R. Hirsig, John F. McCaughan, Harvey J. Wilson.

   VOTE FOR          WITHHOLD          To withhold authority to vote for any
   all nominees      AUTHORITY         individual nominee while voting for the
   listed (except    to vote for       remainder, write that nominee's name in
   as marked to      all nominees      the space provided below:
   the contrary)
                                       ----------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                        Dated:                         , 1997
                                              -------------------------

                                        -------------------------------------
                                                     Signature

                                        -------------------------------------
                                            Signature (if held jointly)

                                        THIS PROXY MUST BE SIGNED EXACTLY AS
                                        NAME APPEARS HEREIN.
                                        Executors, Administrators, Trustees,
                                        etc. should give full title as such.
                                        If the signer is a corporation, please
                                        sign full corporate name by duly
                                        authorized officer.

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                            o FOLD AND DETACH HERE o

Dear Shareholder:

         Enclosed are materials relating to Philadelphia Suburban Corporation's 1997 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

         Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                                           Nicholas DeBenedictis
                                           Chairman & President